UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2024

NORDSTROM, INC.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On December 22, 2024, Nordstrom, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Norse Holdings, Inc., a Delaware corporation (“Parent”), and Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent.

The Company’s board of directors (the “Company Board”), acting on the unanimous recommendation of a special committee of the Company Board consisting solely of independent and disinterested directors (the “Special Committee”), has unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (i) determined and declared that the Merger Agreement and the consummation by the Company of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) approved the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals (as defined below), the consummation of the transactions contemplated thereby, including the Merger, and (iii) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Company’s shareholders.

Merger Consideration, Special Dividend and Treatment of Equity Awards

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock owned by the Company, Parent, or their respective wholly owned subsidiaries, the shares to be contributed to Parent by El Puerto de Liverpool S.A.B. de C.V. (“Liverpool”) and certain members of the Nordstrom family and related trusts and investment vehicles (the “Family Group”) pursuant to the Rollover and Support Agreements (as defined below), and shares of Company Common Stock held by shareholders who have complied with all the provisions of the Washington Business Corporation Act concerning dissenters’ rights with respect to the Merger Agreement) will be cancelled and converted into the right to receive $24.25 per share of Company Common Stock in cash (the “Merger Consideration”), without interest and less any required tax withholdings.

In addition, the Merger Agreement allows the Company to declare a special cash dividend (the “Special Dividend”), which is contingent upon the occurrence of the closing, to holders of Company Common Stock as of a record date that is no later than one trading day prior to the Effective Time in an amount equal to (i) $0.25 per share or (ii) if the Company cash on hand as of immediately prior to the Effective Time after giving effect to the amount of the Special Dividend paid to the Company Common Stock and Vested Equity Awards (as defined below) would be less than $410 million, the greatest amount less than $0.25 per share, if any, that would result in there being $410 million in Company cash on hand as of immediately prior to the Effective Time after giving effect to payment of such amount.

Prior to the Effective Time, except as otherwise agreed to in writing prior to the Effective Time, by Parent, the Company, and a holder of a Company Option, an RSU Award, or a PSU Award (each as defined below), as applicable, the Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time:

●	each outstanding and unexercised option to purchase shares of Company Common Stock granted under a Company Stock Plan (as defined in the Merger Agreement) (each, a “Company Option”) that is vested in accordance with its terms, at the Effective Time (each, a “Vested Company Option”) shall, without any action on the part of the holder thereof, be cancelled, and in exchange therefor, each holder of any such Vested Company Option shall be entitled to receive, in consideration of the cancellation of such Vested Company Option and in settlement therefor, a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (i) the total number of shares of Company Common Stock subject to such cancelled Vested Company Option, multiplied by (ii) the excess, if any, of (A) the sum of the Merger Consideration and the Special Dividend Per Share Amount (as defined in the Merger Agreement) (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement) over (B) the exercise price per share of Company Common Stock subject to such cancelled Vested Company Option; provided that, if the exercise price per share of Company Common Stock subject to any such Vested Company Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement), such Vested Company Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Vested Company Option shall be exercisable, and each Vested Company Option shall entitle the holder thereof only to the payment provided for pursuant to the Merger Agreement, if any;

●	each Company Option that is not a Vested Company Option (the “Unvested Company Options”), shall, without any action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a payment in cash (subject to the vesting and timing of the settlement terms described below) of an amount equal to, without interest and less any required tax withholdings, the product of (i) the total number of shares of Company Common Stock subject to such cancelled Unvested Company Option, multiplied by (ii) the excess, if any, of (A) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement) over (B) the exercise price per share of Company Common Stock subject to such cancelled Unvested Company Option (such amounts payable, the “Converted Option Cash Award”); provided that, if the exercise price per share of Company Common Stock subject to any such Unvested Company Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement), such Unvested Company Option will be cancelled in exchange for no consideration. Each such Converted Option Cash Award will continue to have, and will be subject to, the same vesting and timing of settlement terms and conditions as applied to the corresponding Unvested Company Option immediately prior to the Effective Time except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option Cash Award; provided that no such changes shall adversely affect the rights of the applicable holder. From and after the Effective Time, no Unvested Company Option shall be exercisable, and each Unvested Company Option shall entitle the holder thereof only to the payment provided for in the Merger Agreement, if any;

●	each outstanding award of restricted stock units with respect to shares of Company Common Stock granted pursuant to a Company Stock Plan that vests solely based on the holder’s provision of services over time (each, an “RSU Award”) that is vested but not yet settled or that vests as a result of the consummation by the Company of the transactions contemplated by the Merger Agreement (each, a “Vested Company RSU”) shall, without any action on the part of the holder thereof, be cancelled, and in exchange therefor, each holder of any such cancelled Vested Company RSU, shall be entitled to receive, in consideration of the cancellation of such Vested Company RSU and in settlement therefor, a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (i) the number of shares of Company Common Stock subject to such Vested Company RSU, multiplied by (ii) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement);

●	each outstanding RSU Award that is not a Vested Company RSU (each, an “Unvested Company RSU”) shall, without any action on the part of the holder thereof, be cancelled and converted into the contingent right to receive payment in cash (subject to the vesting and timing of settlement terms described below) of an amount equal to, without interest and less any required tax withholdings, the product of (i) the number of shares of Company Common Stock subject to such Unvested Company RSU, multiplied by (ii) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement) (such amounts payable, the “Converted RSU Award”). Each such Converted RSU Award will continue to have, and will be subject to, the same terms and conditions (including with respect to vesting and timing of payment), except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder;

●	each outstanding award of performance-based restricted stock units with respect to shares of Company Common Stock granted pursuant to a Company Stock Plan (each, a “PSU Award”) that is vested but not yet settled or that vests as a result of the consummation by the Company of the transactions contemplated by the Merger Agreement (each, a “Vested Company PSU” and together with the Vested Company Options and Vested Company RSUs, the “Vested Equity Awards”) shall, without any action on the part of the holder thereof, be cancelled, and in exchange therefor, each holder of any such cancelled Vested Company PSU shall be entitled to receive, in consideration of the cancellation of such Vested Company PSU and in settlement therefor, a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (i) the number of shares of Company Common Stock that vested with respect to such Vested Company PSU multiplied by (b) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement);

●	each PSU Award that is not a Vested Company PSU and is outstanding as of immediately prior to the Effective Date (each, an “Unvested Company PSU”) shall, without any action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a payment in cash of an amount equal to, without interest and less any tax withholdings, the product of (i) the number of shares of Company Common Stock subject to such Unvested Company PSU (as eventually determined based on actual performance for the applicable performance period based on the applicable terms of such Unvested Company PSU), multiplied by (ii) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with the terms of the Merger Agreement) (such amounts payable, the “Converted PSU Award”). Each such Converted PSU Award will continue to have, and will be subject to, the same terms and conditions (including with respect to vesting and timing of payment, except for (x) terms rendered inoperative by reason of the Merger and (y) such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award, provided that no such changes shall adversely affect the rights of the applicable holder); and

●	any portion of a PSU Award that is not a Vested Company PSU or an Unvested Company PSU as described above will, without any action on the part of the holder thereof, be cancelled for no consideration.

Prior to the Effective Time, the Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, all Stock Units credited to accounts under a Deferred Compensation Plan (each as defined in the Merger Agreement) immediately prior to the Effective Time, shall be notionally reinvested in one or more other investment funds as determined by the Company prior to the Effective Time until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time.

Prior to the Effective Time, the Board (or any committee thereof) shall adopt resolutions that provide that, as of the Effective Time, all Company Stock Plans (other than the agreements underlying, and the applicable terms of the Company Stock Plans applicable to the Converted Option Cash Awards, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement) will terminate.

The Company Stock Purchase Plan (as defined in the Merger Agreement) will terminate effective as of (and subject to the occurrence of) immediately prior to the Effective Time, but subsequent to the exercise of purchase rights described below. With respect to the Company Stock Purchase Plan: (i) except for the offering period under the Company Stock Purchase Plan currently in effect, no new offering period will be authorized or commence after the date of the Merger Agreement; (ii) no new participants will commence participation in the Company Stock Purchase Plan after the date of the Merger Agreement; (iii) no Company Stock Purchase Plan participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement, except as may be required by applicable law; (iv) each purchase right under the Company Stock Purchase Plan outstanding as of the date hereof shall be exercised as of no later than five (5) business days prior to the date on which the Effective Time occurs (the “Final Exercise Date”); and (v) each Company Stock Purchase Plan participant’s accumulated contributions under the Company Stock Purchase Plan shall be used to purchase shares of Company Common Stock as of the Final Exercise Date. Each share of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the Merger Agreement. At the Effective Time, any funds credited as of such date under the Company Stock Purchase Plan that are not used to purchase shares of Company Common Stock on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company Stock Purchase Plan shall be refunded to the applicable participant without interest.

If the Merger is consummated, the Company Common Stock will be de-listed from The New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended, as promptly as practicable following the Effective Time.

Closing Conditions

Each party’s obligation to consummate the Merger is conditioned upon (i) the approval of the Merger Agreement by two-thirds of the outstanding shares of the Company Common Stock and a majority of the outstanding shares of the Company Common Stock other than shares owned by Parent, Acquisition Sub, Liverpool, the Family Group, or their respective affiliates or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of the Company (together, the “Requisite Shareholder Approvals”), (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the grant of early termination thereof, (iii) the absence of any then effective order issued by any court of competent jurisdiction in the United States that prohibits, enjoins, or makes illegal the Merger, and (iv) the absence of a Below Investment Grade Rating Event (as defined in the Merger Agreement) that has occurred and is continuing.

In addition, the obligation of each party to consummate the Merger is conditioned upon the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

Non-Solicitation; Adverse Recommendation Change

From the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Company is subject to customary “no-shop” restrictions requiring the Company not to, among other things, initiate, solicit, knowingly encourage or knowingly facilitate the making of any Competing Proposal (as defined in the Merger Agreement). The Company may, however, prior to obtaining the Requisite Shareholder Approvals, engage in negotiations or substantive discussions with, or furnish any information and other access to, a third party that has made a Competing Proposal that did not result from a material breach of the non-solicitation provisions if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such Competing Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to lead to a Superior Proposal.

At any time prior to obtaining the Requisite Shareholder Approvals, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may, in certain circumstances, make an Adverse Recommendation Change (as defined in the Merger Agreement) or terminate the Merger Agreement to enter into a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in specified circumstances, as described below. Furthermore, in the event that the Company Board or the Special Committee makes an Adverse Recommendation Change, unless the Merger Agreement is terminated in accordance with its terms, the Company is required to submit the Merger Agreement to the Company’s shareholders for approval.

Termination and Specific Performance

Either the Company or Parent may terminate the Merger Agreement if, subject to certain limitations, (i) the Merger is not consummated on or before September 22, 2025 (the “Outside Date”), (ii) any court of competent jurisdiction in the United States has issued or entered any order permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable, (iii) the Requisite Shareholder Approvals have not been obtained at the meeting of shareholders at which the Merger Agreement was voted upon, (iv) a Below Investment Grade Rating Event has occurred and is continuing (provided neither the Company nor Parent shall have the right to terminate for a Below Investment Grade Rating Event until 45 days following the occurrence of the Below Investment Grade Rating Event), or (v) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases to the right of the breaching party to cure the breach. The Company also has the right to terminate the Merger Agreement, subject to certain limitations, in order to enter into a definitive agreement with respect to a Superior Proposal or if Parent fails to consummate the Merger in specified circumstances following the satisfaction or waiver of the applicable closing conditions. Parent also has the right to terminate the Merger Agreement prior to the Company obtaining the Requisite Shareholder Approvals within ten business days of an Adverse Recommendation Change.

The Company will be required to pay to Parent a termination fee equal to (i) $85 million if the Merger Agreement is validly terminated by Parent due to an Adverse Recommendation Change or (ii) $42.5 million if the Merger Agreement is validly terminated by the Company to enter into a definitive agreement with respect to a Superior Proposal or by the Company or Parent due to a failure to achieve the Requisite Shareholder Approvals if a Competing Proposal has been publicly announced and within twelve months following such termination the Company either consummates such Competing Proposal or enters into a definitive agreement for such Competing Proposal that is subsequently consummated.

Parent will be required to pay to the Company a termination fee equal to (i) $170 million if the Merger Agreement is validly terminated by the Company due to Parent materially breaching its representations, warranties or covenants in the Merger Agreement, subject in certain cases to a cure right, or due to Parent failing to consummate the Merger in specified circumstances following the satisfaction or waiver of the applicable closing conditions, or by either the Company or Parent in specified circumstances when the Company had the right to terminate the Merger Agreement for the foregoing reasons or (ii) $100 million if the Merger Agreement is validly terminated by either the Company or Parent due to a Below Investment Grade Rating Event or by either the Company or Parent in specified circumstances when a Below Investment Grade Rating Event has occurred and is continuing.

Payment of the termination fees described above will limit the liability of the Company or Parent and Acquisition Sub under the Merger Agreement, except that each party is entitled to damages in the event of an intentional breach of the Merger Agreement or other transaction documents, reimbursement of expenses to enforce such payments, interest on unpaid amounts, and reimbursement of expenses and indemnification related to the Company’s financing cooperation. Each party’s maximum liability following termination of the Merger Agreement is limited to $300 million, except for reimbursement of enforcement costs, interest, and reimbursement of expenses and indemnification related to the Company’s financing cooperation.

The Merger Agreement also provides that the Company, on the one hand, and Parent and Acquisition Sub, on the other hand, may specifically enforce the obligations of the other party under the Merger Agreement, except that the Company may only cause Parent to consummate the Merger and Liverpool to provide the contribution under its equity commitment letter described below if certain conditions are satisfied, including the availability of at least $450 million (or lesser amounts in certain circumstances) in gross proceeds of Parent's debt financing described below and Company cash on hand of at least $410 million plus the amount of the Special Dividend to be paid to the holders of Company Common Stock and Vested Equity Awards minus the amount of unreimbursed expenses and costs incurred in connection with the Company’s financing cooperation (the “Company Cash Amount”).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Acquisition Sub. From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company is required to, and is required to cause each of its subsidiaries to, (i) use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business and preserve intact its business in all material respects and (ii) refrain from taking certain specified actions without Parent’s consent. Under the Merger Agreement, each of the Company, Parent and Acquisition Sub has also agreed to (and cause certain of their affiliates to) use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement, including the Merger. The Merger Agreement also contains representations and warranties of Parent and Acquisition Sub and covenants of the Company, Parent and Acquisition Sub relating to the rating agencies that rate the Company’s senior notes.

Financing and Limited Guaranties

Parent has delivered to the Company (i) an equity commitment letter from Liverpool pursuant to which Liverpool has committed, on the terms and subject to the conditions set forth therein, to invest certain amounts in Parent, and (ii) a debt commitment letter from certain financing sources named therein, pursuant to which such financing sources have committed, on the terms and subject to the conditions set forth therein, to provide financing in the amounts set forth therein to Acquisition Sub. The Company is an express and intended third-party beneficiary of the equity commitment letter and is entitled to specifically enforce Liverpool’s obligations thereunder, on the terms and subject to the conditions set forth therein.

In addition, Liverpool and certain members of the Family Group have guaranteed, on a several basis and on the terms and subject to the conditions set forth therein, the payment and performance of certain obligations of Parent under the Merger Agreement, including payment of the termination fees described above, damages for intentional breach, reimbursement of enforcement costs under the Merger Agreement and the applicable limited guaranty, interest on unpaid amounts, and reimbursement of expenses and indemnification related to the Company’s financing cooperation described below.

The Merger Agreement also provides that the Company is required to use its reasonable best efforts, at Parent’s sole cost and expense, to provide customary cooperation reasonably requested by Parent or Acquisition Sub to assist Liverpool, Parent or Acquisition Sub in connection with their efforts to obtain Parent’s debt financing, and to the extent applicable, the debt financing expected to be incurred to partially fund Liverpool’s contribution to Parent, and any Company Note Offer and Consent Solicitation or Notes Enhancement (each as defined below), subject to certain limitations.

Between the date of the Merger Agreement and the Effective Time, Parent may (or at Parent’s request the Company shall) commence and conduct any of (1) a consent solicitation with respect to amendments of the Company’s senior notes and debentures and related indentures (a “Consent Solicitation”), (2) an offer to exchange any or all of the Company’s outstanding senior notes for new securities of the Company (an “Offer to Exchange” and together with the Consent Solicitation, a “Company Note Offer and Consent Solicitation”) or (3) granting guarantees by the Company’s subsidiaries to the Company’s senior notes and debentures (a “Notes Guarantee”).

The Merger Agreement also requires that, as promptly as reasonably practicable after the date of the Merger Agreement, Parent shall (or, at Parent’s request, the Company shall) use reasonable best efforts to secure the Company’s senior notes and debentures with a second lien on the Company’s current assets and related collateral and a first lien on the Company’s other assets (excluding real estate), which shall only become effective upon the closing of the Merger at the Effective Time (the “Notes Security Grant” and together with the Notes Guarantee, the “Notes Enhancements”).

Parent is responsible for preparing any documents related to any Company Note Offer and Consent Solicitation or any Notes Enhancement, and Parent must pay all fees, costs and expenses in connection with any Company Note Offer and Consent Solicitation and any Notes Enhancements. Each Company Note Offer and Consent Solicitation and Notes Enhancements will be conducted on terms and conditions that are proposed by Parent and reasonably acceptable to the Company (other than certain terms that are determined by Parent after consultation with the Company). Parent must promptly reimburse the Company for any costs and expenses of cooperating with Parent in any Company Note Offer and Consent Solicitation or Notes Enhancement. In the event of a Successful Note Offer (as defined in the Merger Agreement), any Below Investment Grade Rating Event will be deemed to have not occurred or be continuing for any series of senior notes for all purposes under the Merger Agreement, including for purposes of the condition and termination right described above.

Other Matters

In connection with the execution of the Merger Agreement, the Company Board approved the formation of a group composed of the Family Group, Liverpool, Parent and Acquisition Sub and a group composed of the members of the Family Group who are parties to the limited guaranty described above for purposes of Section 23B.19.040(1) of the Washington Business Corporation Act. The Company also entered into letter agreements with each group that provides that such groups shall be disbanded for purposes of such statute five (5) business days after the valid termination of the Merger Agreement and the limited guaranty, respectively.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and the foregoing description thereof have been included to provide shareholders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or the standards of materiality generally applicable to the Company and its reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and in some cases were qualified by confidential disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement. Shareholders are not third-party beneficiaries under the Merger Agreement except to the extent stated expressly therein and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

Rollover and Support Agreements

On December 22, 2024, in connection with the Company’s execution of the Merger Agreement, (i) the Family Group and (ii) Liverpool entered into Rollover, Voting and Support Agreements (the “Rollover and Support Agreements”) with Parent and the Company, pursuant to which the shareholders have agreed, among other things, to vote their shares of Company Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, in favor of any proposal by the Company to adjourn, recess or postpone any meeting of the shareholders to a later date that complies with the Merger Agreement, in favor of any other proposal considered and voted upon by shareholders of the Company necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and against any other proposal that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

The Rollover and Support Agreements also prohibit the transfer of Company Common Stock by the Family Group and Liverpool (subject to certain exceptions) and require the Family Group and Liverpool to explore in good faith the possibility of supporting any Competing Proposal received by the Company (provided that the decision whether to support the Competing Proposal is within each shareholder’s sole discretion), use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement, make certain agreements related to information about such shareholder relating to the proxy statement for the approval of the Merger Agreement and the related Schedule 13E-3, refrain from taking certain actions relating to the rating agencies that rate the Company’s senior notes, and take, and refrain from taking, actions that Parent is required to cause such shareholders to take, or refrain from taking, under the Merger Agreement.

In addition, under the Rollover and Support Agreements, immediately prior to the Effective Time, the Family Group will contribute to Parent substantially all of its respective holdings of Company Common Stock, and Liverpool will contribute to Parent all of its respective holdings of Company Common Stock, in exchange for common stock of Parent. As a result of the Merger, the shares of Company Common Stock contributed to Parent will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

The foregoing description of the Rollover and Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Rollover and Support Agreements, which are attached as Exhibit 10.1 and Exhibit 10.2 and are each incorporated by reference herein. The Rollover and Support Agreements and the foregoing description thereof have been included to provide shareholders with information regarding the terms of the Rollover and Support Agreements and are not intended to provide any other factual information about the parties to the Rollover and Support Agreements or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Rollover and Support Agreements were made only for purposes of the Rollover and Support Agreements and as of specific dates set forth therein, are solely for the benefit of the parties to the Rollover and Support Agreements and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Rollover and Support Agreements. The subject matter of the representations and warranties may change after the date of the Rollover and Support Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Rollover and Support Agreements, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or the standards of materiality generally applicable to the Company and its reports and documents filed with the SEC. Shareholders are not third-party beneficiaries under the Rollover and Support Agreements and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

Consent under Revolving Credit Agreement

On December 22, 2024, the Company and the other Guarantors in respect of that certain Revolving Credit Agreement, originally dated as of May 6, 2022 (as amended or modified from time to time, the “Credit Agreement”), obtained a consent from Wells Fargo Bank, National Association (the “Agent”) and certain Lenders party to the Credit Agreement to enter into the Merger Agreement and the ancillary agreements related thereto notwithstanding anything to the contrary contained in the definition of “Change of Control” in the Credit Agreement or the fundamental changes and transactions with affiliates covenants of the Credit Agreement (the “Consent”).

Many of the banking institutions that are a party to the Credit Agreement, or their affiliates, have in the past performed and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of the Company’s subsidiaries and affiliates, for which services they have in the past received, and may in the future receive, compensation and reimbursement of expenses.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the Consent, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Amendment of Shareholder Rights Agreement

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 3.03 Material Modification to Rights of Security Holders

On December 22, 2024, the Company and Computershare Trust Company, N.A. entered into a Third Amendment (the “Rights Agreement Amendment”) to the Shareholder Rights Agreement (as amended, the “Rights Agreement”). The Rights Agreement Amendment provides that (i) a group composed of the Family Group, Liverpool, Parent and Acquisition Sub shall be an Exempt Person under the Rights Agreement until five (5) business days after the valid termination of the Merger Agreement and (ii) a group composed of certain members of the Family Group who are guaranteeing the performance and payment of certain of Parent’s obligations under the Merger Agreement shall be an Exempt Person under the Rights Agreement until five (5) business days after the valid termination of the related limited guaranty.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2024, the Compensation, People and Culture Committee of the Company Board (the “Compensation Committee”) approved an amendment and restatement of the Nordstrom Supplemental Executive Retirement Plan (the “SERP”). The SERP was amended and restated solely to remove provisions requiring the Company to fully fund accrued benefits through a trust in the event of a change in control. In connection with such amendment and restatement of the SERP, the Compensation Committee also approved amendments and restatements of the trust agreement applicable to the SERP and the trust agreement applicable to the Nordstrom Deferred Compensation Plan and Nordstrom Directors Deferred Compensation Plan to remove similar provisions and address certain other administrative matters.

ITEM 8.01 Other Events

On December 23, 2024, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 22, 2024, by and among Norse Holdings, Inc., Navy Acquisition Co. Inc. and Nordstrom, Inc.
4.1	Third Amendment to the Shareholder Rights Agreement, dated as of December 22, 2024, by and between Nordstrom, Inc. and Computershare Trust Company, N.A., as Rights Agent
10.1	Rollover, Voting and Support Agreement, dated as of December 22, 2024, by and among the shareholders party thereto, Norse Holdings, Inc., and Nordstrom, Inc.
10.2	Rollover, Voting and Support Agreement, dated as of December 22, 2024, by and among El Puerto de Liverpool, S.A.B. de C.V., Norse Holdings, Inc., and Nordstrom, Inc.
10.3	Consent under the Revolving Credit Agreement, dated as of December 22, 2024, by and among Nordstrom, Inc., Wells Fargo Bank, National Association, the Lenders party thereto, and the Guarantors party thereto
99.1	Press Release, dated as of December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Additional Information Regarding the Merger and Where to Find It

This Current Report on Form 8-K relates to the proposed transaction (the “proposed transaction”) involving the Company, Parent and Acquisition Sub, whereby the Company would become a wholly-owned subsidiary of Parent. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or any other person or the solicitation of any vote or approval. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed transaction, and the Company intends to file a proxy statement on Schedule 14A relating to a special meeting of shareholders to approve the proposed transaction, each of which will be mailed or otherwise disseminated to the shareholders of the Company entitled to vote on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, shareholders of the Company may obtain free copies of such documents by accessing the Investor Relations portion of the Company’s website at https://nordstrom.gcs-web.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of the shareholders of the Company, filed with the SEC on April 11, 2024 (available here), under the sections “Corporate Governance—Director Compensation and Stock Ownership Guidelines,” “Compensation of Executive Officers,” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the security holdings of directors and executive officers have changed since the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement on Schedule 14A regarding the approval of the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated timing of the consummation of the proposed transaction. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, without limitation: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of shareholder approvals or the absence of a Below Investment Grade Rating Event; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the plans, business relationships, operating results and operations; (v) potential difficulties retaining employees, suppliers and customers as a result of the announcement and pendency of the proposed transaction; (vi) the response of employees, suppliers and customers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing or have a sufficient amount of Company cash on hand to complete the proposed transaction or pay the full amount of the Special Dividend. In addition, a description of certain other factors that could affect the Company’s business, financial condition or results of operations is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: December 23, 2024

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